Exhibit 10.96
BUSINESS LOAN AGREEMENT

Principal $4,000,000.00	Loan Date 08-15-2009	Maturity 08-15-2014	Loan No. ********	Call/Coll 500/10	Account *******	Officer RDH	Initials

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item. Any item containing “***” has been omitted due to text length limitations.

Borrower:	VCG Holding Corp.	Lender:	Citywide Banks
	Lowrie Management, LLLP		PO Box 128
	390 Union Blvd. #540		Aurora, CO 80040-0128
	Lakewood, CO 80228-1557		(303) 365-3600

THIS BUSINESS LOAN AGREEMENT dated August 15, 2009, is made and executed between VCG Holding Corp.; and Lowrie Management, LLLP (“Borrower”) and Citywide Banks (“Lender”) on the following terms and conditions. Borrower has received prior commercial loans from Lender or has applied to Lender for commercial loan or loans or other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement. Borrower understands and agrees that: (A) in granting, renewing, or extending and Loan, Lender is relying upon Borrower’s representations, warranties, and agreements as set forth in this Agreement; (B) the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lender’s sold judgment and discretion; and (C) all such Loans shall be and remain subject to the terms and conditions of this Agreement.
TERM. This Agreement shall be effective as of August 15, 2009, and shall continue in full force and effect until such time as all of Borrower’s Loans in favor of Lender have been paid in full, including principal, interest, costs, attorneys’ fees, and other fees and charges, or until August 15, 2011.
ADVANCE AUTHORITY. The Following person or persons are authorized to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender’s address shown above, written notice of revocation of such authority: Troy H. Lowrie, Chairman & CEO of VCG Holding Corp.; Courtney Cowgill, CFO, Secretary-Treasurer of VCG Holding Corp.
CONDITIONS PRECEDENT TO EACH ADVANCE. Lender’s obligation to make the initial Advance and each subsequent Advance under this Agreement shall be subject to the fulfillment to Lender’s satisfaction of all of the conditions set forth in this Agreement and in the Related Documents.
Loan Documents. Borrower shall provide to Lender the following documents for the Loan: (1) the Note; (2) Security Agreements granting to Lender security interests in the Collateral; (3) financing statements and all other documents perfecting the Lender’s Security Interests; (4) evidence of insurance as required below; (5) guaranties; (6) together with all such Related Documents as Lender may require for the Loan; all in form and substance satisfactory to Lender and Lender’s counsel.
Borrower’s Authorization. Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement, the Note and the Related Documents. In addition, Borrower shall have provided such other resolutions, authorizations, documents and instruments as Lender or its counsel, may require.

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Payment of Fees and Expenses. Borrower shall have paid to Lender all fees, charges, and other expenses which are then due and payable as specified in this Agreement and any Related Documents.
Representation and Warranties. The representation and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct.
No Event of Default. There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement or under any Related Document.
MULTIPLE BORROWERS. This Agreement has been executed by multiple obligators who are referred to in this Agreement individually, collectively and interchangeably as “Borrower”. Unless specifically stated to the contrary, the word “Borrower” as used in this Agreement, including without limitation all representations, warranties and covenants, shall include all Borrowers. Borrower understands and agrees that, with or without notice to any Borrower, Lender may (A) make one or more additional secured or unsecured loans or otherwise extend additional credit with respect to any other Borrower; (B) with respect to any other Borrower alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of any indebtedness, including increases and decreases of the rate of interest on the indebtedness; (C) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (D) release, substitute, agree not to sue, or deal with any one or more of Borrower’s or any other Borrower’s sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; (E) determine how, when and what application of payments and credits shall be made on any indebtedness; (F) apply such security and direct the order or manner of sale of any Collateral, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreement or deed of trust, as Lender in its discretion may determine; (G) sell, transfer, assign or grant participations in all or any part of the Loan; (H) exercise or refrain from exercising any rights against Borrower or others, or otherwise act or refrain from acting; (I) settle or compromise any indebtedness; and (J) subordinate the payment of all or any part of any of Borrower’s indebtedness to Lender to the payment of any liabilities which may be due Lender or others.
REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement or loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any indebtedness exists.
          Organization. VCG Holding Corp. is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Colorado. VCG Holding Corp. is duly authorized to transact business in all other states in which VCG Holding Corp. is doing business, having obtained all necessary filings, governmental licenses and approval or each state n which VCG Holding Corp. is doing business. Specifically, VCG Holding Corp. is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have material adverse effects on its business or financial condition. VCG Holding Corp. has designated otherwise in writing, the principal office is the office at which VCG Holding Corp. keeps its books and records including its records concerning the Collateral. VCG Holding Corp. will notify Lender prior to any change in the location of VCG Holding Corp.’s state of organization or any change in VCG Holding Corp.’s name. VCG Holding Corp. shall do all things necessary to preserve and to keep in full force and effect its existence, rights, and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to VCG Holding Corp. and VCG Holding Cop.’s business activities.
Lowrie Management, LLLP is a limited liability partnership which is, and at all times shall be, duly organized, validly existing, and in good standing under by virtue of the laws of the State of

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Colorado. Lowrie Management LLLP is duly authorized to transact business in all other states in which Lowrie Management, LLLP is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Lowrie Management, LLLP is doing business. Specifically, Lowrie Management, LLLP is, and at all times shall be, duly qualified as a foreign limited liability partnership in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. Lowrie Management, LLLP has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Lowrie Management, LLLP maintains an office at 390 Union Blvd. #540, Lakewood, CO 80228-1557. Unless Lowrie Management, LLLP has designated otherwise in writing, the principal office is the office at which Lowrie Management, LLLP keeps its books and records including its records concerning the Collateral. Lowrie Management, LLLP will notify Lender prior to any change in the location of Lowrie Management, LLLP’s principal office address or any change in Lowrie Management, LLLP’s name. Lowrie Management, LLLP shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statues, orders and decrees of any governmental or quasi-governmental authority or court applicable to Lowrie Management, LLLP and Lowrie Management, LLLP’s business activities.
Assumed Business Names. Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Borrower. Excluding the name of Borrower, the following is a complete list of all assumed business names under which Borrower does business. None.
Authorization. Borrower’s execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under (1) any provision of (a) Borrower’s articles of incorporation or organization, or bylaws, or (b) Borrower’s articles or agreements of partnership, or (c) any agreement or other instrument binding upon Borrower or (2) any law, government regulation, court decree, or order applicable to Borrower or Borrower’s properties.
Financial Information. Each of the Borrower’s financial statements supplied to Lender truly and completely disclosed Borrower’s financial condition as of the date of the statement, and there has been no material adverse change in Borrower’s financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.
Legal Effect. This Agreement constitutes, and any instrument or agreement Borrower is required to give under this Agreement when delivered will constitute the legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.
Properties. Except as contemplated by this Agreement or as previously disclosed in Borrower’s financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable. Borrower owns and has good title to all of Borrower’s properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties. All of Borrower’s properties are titled in Borrower’s legal name, and Borrower has not used or filed a financing statement under any other name for at least the last five (5) years.
Hazardous Substances. Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that: (1) During the period of Borrower’s ownership of the Collateral, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from any Environmental Laws; (2) Borrower has no knowledge of, or reason to believe that there has been (a) any breach or violation of any Environmental Laws; (b) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substances on, under, about or from the Collateral by any prior owners or occupants of any

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of the Collateral; or (c) any actual or threatened litigation or claims of any kind by any Collateral by any person relating to such matters. (3) Neither Borrower nor tenant, contractor, agent or other authorized user of any of the Collateral shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under, about or from any of the Collateral; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, an ordinances, including without limitation all Environmental Laws. Borrower authorizes Lender and its agents to enter upon the Collateral to make such inspections and tests as Lender may deem appropriate to determine compliance of the Collateral with this section of the Agreement. Any inspections or tests made by Lender shall be at Borrower’s expense and for Lender’s purposes only and shall not be constructed to create any responsibility or liability on the part of Lender to Borrower or to any other person. The representation and warranties contained herein are based on Borrower’s due diligence in investigating the Collateral for hazardous waste and Hazardous Substances. Borrower hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liability for cleanup or other costs under any such laws, and (2) agrees to indemnity, defend, and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the Collateral. The provisions of this section of the Agreement, including the obligation to indemnify and defend, shall survive the payment of the indebtedness and the termination, expiration or satisfaction of this Agreement and shall not be affected by Lender’s acquisition of any interest in any of the Collateral, whether be foreclosure or otherwise.
Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower’s financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.
Taxes. To the best of Borrower’s knowledge, all of Borrower’s tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.
Lien Priority. Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower’s Loan and Note, that would be prior or that may in any way be superior to Lender’s Security Interests and rights in and to such Collateral.
Binding Effect. This Agreement, the Note, all Security Agreements (if any), and all Related Documents are binding upon the signers thereof, as well as upon their successor, representatives, and assigns, and are legally enforceable in accordance with their respective terms.
AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will:
Notices of Claims and Litigation. Promptly inform Lender in writing of (1) all material adverse changes in Borrower’s financial condition, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.
Financial Records. Maintain its books and records in accordance with GAAP, applied on a consistent basis, and permit Lender to examine and audit Borrower’s books and records at all reasonable times.

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Financial Statements. Furnish Lender with the following:
Annual Statements. As soon as available, but it no event later than ninety (90) days after the end of each fiscal year, Borrower’s balance sheet and income statement for the year ended, audited by a certified public accountant satisfactory to Lender.
Interim Statements. As soon as available, but in no event later than forty-five (45) days after the end of each fiscal quarter, Borrower’s balance sheet and profit and loss statement for the period ended, prepared by Borrower.
Additional Requirements. 1) Loan fee of $40,000.00 is charged annually on 6-29-2009 and 8-15-2010.
2) All debt from Lowrie Management, LLLP to VCG Holding Corp. shall be subordinate to Citywide Banks Debt; payments on subordinate debt will be allowed as long as payments on Citywide Banks loans are current and loans are in compliance with Loan Agreement covenants.
3) Co-Borrower (Lowrie Management, LLLP) will provide Lender with Annual Business Financial Statements Company prepared due within 60 days of December 31st and Annual Business Tax Returns due within 30 days of required Federal Filing Dates.
All financial reports required to be provided under this Agreement shall be prepared in accordance with GAAP, applied on a consistent basis, and certified by Borrower as being true and correct.
Additional Information. Furnish such additional information, and statements, as Lender may request from time to time.
Financial Covenants and Ratios. Comply with the following covenants and ratios:
Minimum income and Cash flow Requirements. Other Cash flow Requirements are as follows: Net cash flow to debt service ratio: For each calendar quarter, Borrower shall maintain a ratio of net cash flow to debt in excess of 1.20 to 1.0. The calculation is based on operating results for each quarter’s activity. Net cash flow is defined as income attributable to VCG Holding plus depreciation and amortization expenses plus interest expense. Net profit excludes any intangible impairments and related accounting items such as related tax effects.
Debt service is defined as scheduled monthly loan payments as of the last day of the quarter (per the internally generated, unaudited schedule provided by Borrower) multiplied by three. Scheduled monthly loan payments will include the interest paid for the last full month of the period reported on the Citywide revolving line of credit, multiplied by three to represent an estimate of quarterly interest payments due. Monthly loan payments exclude prepayments on notes made by Borrower.
Borrower shall provide computation of this ratio by the end of the reporting moth required for SEC filings (i.e., first quarter due May 31st, second quarter due April 31st, third quarter due November 30th, fourth quarter due March 31st).
Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with generally accepted accounting principles, applied on consistent basis, and certified by Borrower as being true and correct.
Insurance. Maintain fire and other risk insurance public liability insurance, and such other insurance and Lender may require with respect to Borrower’s properties and operations, in form, amounts, coverages and

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with insurance companies acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverge will not be cancelled or diminished without at least ten (10) days prior written notice to Lender. Each insurance policy also shall include an endorsement providing that overage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies covering assets in which Lender hold or is offered a security interest for the Loans, Borrower will provide Lender with such Lender’s loss payable or other endorsements as Lender may require.
Insurance Reports. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the properties insured; (5) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (6) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Borrower.
Guaranties. Prior to disbursement of any Loan proceeds, furnish executed guaranties of the Loans in favor of Lender, executed by the guarantor named below, on Lender’s forms, and in the amount and under the conditions set forth in those guaranties.

Name of Guarantor	Amount
Troy H. Lowrie	$3,872,426.32
Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.
Loan Proceeds. Use all Loan proceeds solely for Borrower’s business operations, unless specifically consented to the contrary by Lender in writing.
Taxes, Charges and Liens. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower’s properties, income, or profits. Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (1) the legality of the same shall be contested in good faith by appropriate proceedings, and (2) Borrower shall have established on Borrower’s books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP.
Performance. Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between Borrower and Lender. Borrower shall notify Lender immediately in writing of any default in connection with any agreement.
Operations. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner.

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Environmental Studies. Promptly conduct and complete, at Borrower’s expense, all such investigations, studies, samplings and testings as may be requested by Lender or any governmental authority relative to any substance, or any waste or by-product of any substance defined as toxic or a hazardous substance under applicable federal, state, or local law, rule, regulations, order or directive, at or affecting any property or any facility owned, leased or used by Borrower.
Compliance with Governmental Requirements. Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower’s properties, businesses and operations, and to the use or occupancy of the Collateral, including without limitation, the Americans With Disabilities Act. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and so long as, in Lender’s sole opinion, Lender’s interests in the Collateral are not jeopardized. Lender may require Borrower to post adequate security or surety bond, reasonably satisfactory to Lender, to protect Lender’s interest.
Inspection. Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrower’s other properties and to examine or audit Borrower’s books, accounts, and records and to make copies and memoranda of Borrower’s books, accounts and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower’s expense.
Compliance Certificates. Unless waived in writing by Lender, provide Lender at least annually, with a certificate executed by Borrower’s chief financial officer, or other officer of person acceptable to Lender, certifying that the representations and warranties set forth in this Agreement are true and correct as of the date of the certificate and further certifying that, as of the date of the certificate, no Event of Default exists under this Agreement.
Environmental Compliance and Reports. Borrower shall comply in all respects with any and all Environmental Laws; not cause or permit to exist, as a result of an intentional or unintentional action or omission on Borrower’s part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower’s part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.
Additional Assurances. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, instruments, documents, and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.
OTHER COVENANTS. Loan balance shall not exceed 80% of cash value Life Insurance and 70% of P&A Hedge Funds. In the event that the loan balance exceeds the margined collateral value, the Borrower will by required either pledge additional collateral or pay the loan down to the margined collateral value with 30 days.
LENDER’S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender’s interest in the Collateral or if Borrower fails to comply with any provision if this Agreement or

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any Related Documents, including but not limited to Borrower’s failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents, Lender on discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents, Lender on Borrower’s behalf may (but still not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on any Collateral and paying all costs for insuring, maintaining and preserving any Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Borrower. All such expenses will become a part of the Indebtedness and, at Lender’s option, will (A) by payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due either during (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note’s maturity.
NEGATIVE CONVENTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender;
Indebtedness and Liens. (1) Except for trade debt incurred in the normal course of business and indebtedness to Lender contemplated by this Agreement, create, incur or assume Indebtedness for borrowed money, including capital leases, (2) sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower’s assets (except as allowed as Permitted Liens), or (3) sell with recourse any of Borrower’s accounts, except to Lender.
Additional Financial Restrictions. The Indebtedness and lien section directly about shall apply only to new borrowing transactions equal to or in excess of $1,000,000.00
Continuity of Operations. (1) Engage in any business activities substantially different than those in which Borrower is presently engaged, (2) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change its name, dissolve or transfer or sell Collateral out of the ordinary course of business, or (3) pay any dividends on Borrower’s stock (other than dividends payable in its stock), provided, however that notwithstanding the foregoing, but only so long as no Event of Default has occurred and is continuing or would result from the payment of dividends, if Borrower is a “Subchapter S Corporation” (as defined in the Internal Revenue Code of 1986, as amended), Borrower may pay cash dividends on its stock to tis shareholders from time to time in amounts necessary to enable the shareholders to pay income taxes and make estimated income tax payments to satisfy their liabilities under federal and state law which arise solely from their status as Shareholders of a Subchapter S Corporation because of their ownership of shares of Borrower’s stock, or purchase or retire any of Borrower’s outstanding shares or alter or amend Borrower’s capital structure.
Loans, Acquisitions, and Guaranties. (1) Loan, invest in or advance money or assets to any other person, enterprise or entity, (2) purchase, create acquire any interest in any other enterprise or entity, or (3) incur any obligation as surety or guarantor other than in the ordinary course of business.
Agreements. Borrower will not enter into any agreement containing provisions which would be violated or breached by the performance or Borrower’s obligations under this Agreement or in connection herewith.
CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if: (A) Borrower or Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has

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with Lender; (B) Borrower or any Guarantor dies, becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (C) there occurs a material adverse change in Borrower’s financial condition, in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan; (D) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor’s guaranty of thee Loan or any other loan with Lender; (E) Lender in good faith deems itself insecure, even though no Event of Default shall have occurred.
RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether in checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.
DEFAULT. Each of the following shall constitute an even of default (“Event of Default”) under this Agreement:
Payment Default. Borrower fails to make any payment when due under the Loan.
Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform ay term, obligation covenant or condition contained in any other agreement between Lender and Borrower.
Default in Favor of Third Parties. Any guarantor or Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s or Grantor’s property or Borrower’s or Grantor’s ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.
False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or n Borrower’s behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.
Insolvency. The dissolution or termination of Borrower’s existence as a going business or the death of any partner, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, r the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.
Defective Collateral. This Agreement or any of the Related Documents creases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.
Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding an if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with

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Lender monies or a surety bond for the creditor of forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.
Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.
Events Affecting General Partner of Borrower. Any of the preceding events occurs with respect to any general partner of Borrower or any general partner dies or becomes incompetent.
Change in Ownership. The resignation or expulsion of any general partner with an ownership interest of twenty-five percent (25%) or more in Borrower. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower without prior consent of the Lender.
Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance or this Note is impaired.
Insecurity. Lender in good faith believes itself insecure.
EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make further Loan Advances or disbursements), and, at Lender’s option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the “Insolvency” subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to made expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender’s right to declare a default and to exercise its rights and remedies.
ANNUAL FEE. $40,00.00 Fee is charged annually on 6-29-2009 and 8-15-2010.
CROSS COLLATERALIZATION. The Assignment if Life Insurance, P&A Select Strategy Fund, LP and P&A Multi-Sector Fund II, LP also secure Lenders loan number XXXXXX.
MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:
Amendments. This Agreement, along with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.
Attorneys’ Fees; Expenses. Borrower agrees to pay upon demand all of Lender’s reasonable costs and expenses, including Lender’s attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the reasonable costs and expenses of such enforcement. Costs and expenses include Lender’s attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any

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anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.
Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.
Consent to Loan Participation. Borrower agrees and consents to Lender’s sale or transfer, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower’s obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defense that Borrower may have against Lender.
Governing Law. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Colorado without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the State of Colorado.
Joint and Severally Liability. All obligations of Borrower under this Agreement shall be joint and several, and all references to Borrower shall mean each and every Borrower. This means that each Borrower signing below is responsible for all obligations on this Agreement. Where any one or more of the parties is a corporation, partnership, limited liability company or similar entity, it is not necessary for Lender to inquire into the powers of any of the officers, directors, partners, members, or other agents acting or purporting to act on the entity’s behalf, and any obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Agreement.
No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission in the part of the Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, not any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender’s rights or of any of Borrower’s or Grantor’s obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.
Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed,

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when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change to party’s address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower’s current address. Unless otherwise provided or required by law, if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be noticed given to all Borrowers.
Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any person or circumstances, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other person or circumstance. If feasible, the offending provision shall be modified so that it becomes illegal, valid and enforceable. If the offending provisions cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity or unenforceability or any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.
Successors and Assigns. All convents and agreements by or on behalf of Borrower contained in this Agreement or any Related Documents shall bind Borrower’s successors and assigns and shall insure to the benefit of Lender and its successors and assigns. Borrower shall not, however, have the right to assign Borrower’s rights under this Agreement or any interest therein, without the prior written consent of Lender.
Survival of Representations and Warranties. Borrower understands and agrees that in extending Loan Advances, Lender is relying on all representations, warranties, and convents made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the Related Documents. Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties, and covenants will survive the extension of Loan Advances and delivery to Lender of the Related Documents, shall be continuing in nature, shall be deemed and made related by Borrower at the time each Loan Advance is made, and shall remain in full force and effect until such time as Borrower’s indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.
Time is of the Essence. Time is of the essence in the performance of this Agreement.
Waive Jury. All parties to this Agreement hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by any party against any other party.
DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement:
Advance. The word “Advance” means a disbursement of Loan funds made, or to be made, to Borrower or on Borrower’s behalf on a line of credit or multiple advance basis under the terms and conditions of this Agreement.

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Agreement. The word “Agreement” means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time.
Borrower. The word “Borrower” means VCG Holding Corp.; and Lowrie Management, LLLP and includes all co-signers and co-makers signing the Note and all their successors and assigns.
Collateral. The word “collateral” means all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien, charge lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.
Environmental Law. The words “Environmental Laws” mean any and all state, federal and local statues, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.
Event of Default. The words “Event of Death” mean any of the events of default set forth in this Agreement in the default section of this Agreement.
GAAP. The word “GAAP” means generally accepted accounting principles.
Grantor. The word “Grantor” means each and all of the persons or entities granting a Security Interest in any Collateral for the Loan, including without limitation all Borrowers granting such a Security Interest.
Guaranty. The word “Guaranty” means the guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of the Note.
Hazardous Substances. The words “Hazardous Substances” mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words “Hazardous Substances” are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Law. The term “Hazardous Substances” also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.
Indebtedness. The word “Indebtedness” means the indebtedness evidenced by the Note or Related Documents, including all Principal and interest together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents.
Lender. The word “Lender” means Citywide Banks, its successors and assigns.

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Loan No. XXXXXXXX
Loan. The word “Loan” means any and all loans and financial accommodations from Lender to Borrower whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or scheduled attached to this Agreement from time to time.
Note. The word “Note” means original Promissory Note in the amount of $5,000,000.00 dated June 29, 2007.
Permitted Liens. The words “Permitted Liens” mean (1) liens and security interests securing Indebtedness owed by Borrower to Lender; (2) Liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (3) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (4) purchase money liens or purchase money securing interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of this Agreement titled “Indebtedness and Liens”; (5) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing; and (6) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower’s assets.
Related Documents. The words “Related Documents” mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan.
Security Agreement. The words “Security Agreement” mean and include without limitation any agreements, promises, covenants, arrangements, understandings, or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.
Security Interest. The words “Security Interests” mean, without limitation, any and all types of collateral security, present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever whether created by law, contract or otherwise.
BORROWER:
VCG HOLDING CORP.

By: /S/Troy H. Lowrie	By: /S/Courtney Cowgill
Troy H. Lowrie,	Courtney Cowgill,
Chairman & CEO of VCG Holding Corp.	CFO, Secretary-Treasurer of VCG
Holding Corp.

BUSINESS LOAN AGREEMENT (Continued)	15

Loan No. XXXXXXXX
LOWRIE MANAGEMENT, LLLP
LOWRIE INVESTMENT MANAGEMENT, INC., General Partner of Lowrie Management, LLLP
By: /S/ Troy H. Lowrie
Troy H. Lowrie, President of Lowrie Investment Management, Inc
LENDER:
CITYWIDE BANKS
By: /S/ Ron Hoskins
Authorized Signer